ASSET PURCHASE AGREEMENT

                                 by and between

                             PROTEIN DATABASES, INC.

                                  as "Seller,"

                                       and

                           BIO-RAD LABORATORIES, INC.

                                   as "Buyer"


                              Dated: July 16, 1997

                            ASSET PURCHASE AGREEMENT


               This Asset Purchase Agreement, dated as of July 16, 1997, is by and between Bio-Rad Laboratories, Inc., a Delaware corporation ("Buyer"), and Protein Databases, Inc., a Delaware corporation ("Seller").

                                    RECITALS

               A. Seller owns certain assets which it uses in the conduct of the Business (as defined below).

               B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, such assets upon the terms and subject to the conditions of this Agreement.

                                    AGREEMENT

               NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1 DEFINED TERMS. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

               "ACTION" shall mean any action, claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit, inquiry, criminal prosecution, investigation or unfair labor practice charge or complaint.

               "ANCILLARY AGREEMENT" shall mean: Agreement Not to Compete, substantially in the form attached hereto as Exhibit H.

               "ASSETS" shall mean all of the right, title and interest in and to the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal and constituting, or used or useful in connection with, or related to, the Business owned by Seller or in which Seller has any interest, including without limitation all of Seller's right, title and interest in the following:

               (a) all Contract Rights;

               (b) Equipment;

               (c) all Inventory;

               (d) all Proprietary Rights relating to the Business;

               (e) to the extent transferable, all Permits;

               (f) all computers and software;

               (g) all Insurance Policies, to the extent assignable;

               (h)  all  available  supplies,   sales  literature,   promotional
literature, customer, supplier and distributor lists, art work, and display units, related to the Business;

               (i) all rights under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the Assets or services furnished to Seller pertaining to the Business or affecting the Assets, to the extent such warranties, representations and guarantees are assignable;

but excluding therefrom the Excluded Assets.

               "BALANCE SHEET" shall mean the balance sheet of Seller at the date indicated thereon, together with the notes thereon.

               "BOOKS AND RECORDS" shall mean (a) all records and lists of Seller pertaining to the Assets, (b) all records and lists pertaining to the Business, customers, suppliers or personnel of Seller, and (c) all product, business and marketing plans of Seller.

               "BUSINESS" shall mean the Seller's business of the development, marketing and selling of software systems for protein and DNA analysis for life science research and biotechnology applications, all as it relates to the Assets transferred to Buyer hereunder.

               "CLOSING DATE" shall mean October 30, 1997, or such earlier date as Buyer and Seller shall reasonably mutually agree upon if Seller has obtained the consent of its Shareholders to this Asset Purchase Agreement.

               "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

               "CONTRACT" shall mean any agreement, contract, note, loan, evidence of indebtedness, purchase, order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, practice, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which Seller is a party or is bound and which relates to the Business or the Assets, whether oral or written, but excluding all Leases.

               "CONTRACT RIGHTS" shall mean all of Seller's rights and obligations under the Contracts listed on Schedule 4.7 and not rejected by Buyer and under any Contracts not so listed which Buyer, in its sole discretion, elects to accept and assume.

               "COPYRIGHTS"   shall  mean   registered   copyrights,   copyright
applications and unregistered copyrights.

               "COURT ORDER" shall mean any judgment, decision, consent decree, injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any person or its property under applicable law.

               "DEFAULT" shall mean (a) a breach of or default under any Contract or Lease, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or Lease, or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract or Lease.

               "DISCLOSURE SCHEDULE" shall mean a schedule executed and delivered by Seller to Buyer as of the date hereof which sets forth the exceptions to the representations and warranties contained in Article IV hereof and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule.

               "ENCUMBRANCE" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

               "EXCLUDED ASSETS," notwithstanding any other provision of this Agreement, shall mean the following assets of Seller which are not to be acquired by Buyer hereunder:

               (a) accounts notes and other receivables;

               (b) all cash and cash equivalents held by Seller;

               (c) all Permits, to the extent not transferable;

               (d) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind against any person or entity arising out of or relating to the Assets to the extent related to the Excluded Liabilities;

               (e) all refunds, deposits, prepayments or prepaid expenses (including without limitation any prepaid insurance premiums) of Seller;

               (f) all Books and Records;

               (g) all deposits and prepaid expenses of Seller;

               (h) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind, against any person or entity, including without limitation any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products delivered by Seller on or prior to the Closing Date; and


               (i) the equipment listed on Schedule 1.l.

               "FACILITIES" shall mean all plants, offices, manufacturing facilities, stores, warehouses, improvements, administration buildings, and all real property and related facilities which are identified or listed on Exhibit "A" attached hereto.

               "FACILITY LEASE(S)" shall mean all of the leases of Facilities listed on Schedule 4.7.

               "FINANCIAL STATEMENTS" shall mean the 1996 Year-End Financial Statements and the Quarterly Financial Statements for the quarter ended March 31, 1997.

               "FIXTURES AND EQUIPMENT" shall mean all of the furniture, fixtures, furnishings, machinery, spare parts, supplies, equipment, tooling, molds, patterns, dies and other tangible personal property owned by Seller and used in connection with the Business, wherever located and including any such Fixtures and Equipment in the possession of any of Seller's suppliers, including all warranty rights with respect thereto.

               "INSURANCE POLICIES" shall mean the insurance policies related to the Assets listed on Schedule 4.22.

               "INTERIM BALANCE SHEET" shall mean the unaudited Balance Sheet dated the Interim Balance Sheet Date.

               "INTERIM BALANCE SHEET DATE" shall mean March 31, 1997.

               "INTERIM FINANCIAL STATEMENTS" shall mean the Interim Balance Sheet and the unaudited statements of operations, changes in shareholders' equity and cash flow for the period ended on the Interim Balance Sheet Date.

               "INVENTORY" shall mean all of Seller's inventory held for resale and all of Seller's raw materials, work in process, finished products, wrapping, supply and packaging items and similar items with respect to the Business, in each case wherever the same may be located.

               "LEASED REAL PROPERTY" shall mean all leased property described in the Facility Lease.

               "LEASEHOLD ESTATES" shall mean all of Seller's rights and obligations as lessee under the Lease.

               "LEASEHOLD IMPROVEMENTS" shall mean all leasehold improvements situated in or on the Leased real property and owned by Seller.

               "LEASE(S)" shall mean the existing lease with respect to the personal or real property of Seller listed on Schedule 4.7 and not rejected by Buyer.

               "LIABILITIES" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

               "MATERIAL ADVERSE EFFECT" or "material adverse change" shall mean with respect to the Business or the Assets any significant adverse effect or change in the condition prospects, assets, Liabilities or operations of the Business and/or the Assets or on the ability of Seller to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a "material adverse effect" or "material adverse change."

               "ORDINARY COURSE OF BUSINESS" or "ordinary course" or any similar phrase shall mean the ordinary course of the Business and consistent with Seller's past practice.

               "PATENTS" shall mean all patents and patent applications and registered design and registered design applications.

               "PERMITS" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, necessary for the conduct of the Business.

               "PROPRIETARY RIGHTS" shall mean all of Seller's Copyrights (which shall include registered, unregistered and common law copyright rights), Patents, and Patent Applications, web sites and web services (including necessary software), Trademarks, technology rights and licenses, computer software (including without limitation any source or object codes therefor or documentation relating thereto including, but not limited to, the source and object codes referenced in Exhibit I-1), trade secrets, franchises, flow charts, customer lists, know-how, inventions, designs, specifications, plans, drawings and intellectual property rights.

               "REGULATIONS" shall mean any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation Environmental Laws, energy, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

               "REPRESENTATIVE" shall mean any officer, director, principal, attorney, agent, employee or other representative.

               "TAX" shall mean any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other government charge, including without limitation income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including without limitation interest, penalties and additions in connection therewith.

               "TRADEMARKS" shall mean registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

               "YEAR-END FINANCIAL STATEMENTS" shall mean the audited Balance Sheet dated December 31, 1996, and the related audited statements of operations, changes in shareholders' equity and cash flow for the year ended December 31, 1996.

         1.2 OTHER DEFINED TERMS. The following terms shall have the meanings defined for such terms in the Sections set forth below:
               Term                                              Section
               ----                                              -------

         Adjustment Amount                                       2.5(b)
         Assumed Liabilities                                     2.2
         Assumption Documents                                    3.2(c)
         Bulk Sales Act                                          10.4
         Claim                                                   10.3(d)
         Claim Notice                                            10.3(d)
         Closing                                                 3.1
         Closing Balance Sheet                                   2.5(a)
         Damages                                                 10.3(a)
         Environmental Conditions                                4.26(a)
         Environmental Laws                                      4.26(a)
         Excluded Liabilities                                    2.3
         Hazardous Substance                                     4.26(a)
         Holdback Amount                                         2.4(c)
         Inventory and Asset Procedures                          2.6
         Net Book Value                                          2.5(b)
         Permitted Encumbrances                                  4.6(a)
         Proposed Acquisition Transaction                        6.2(a)
         Purchase Price                                          2.4(a)
         Release                                                 4.28(a)
         Rehired Employee                                        6.6(a)


                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

         2.1 TRANSFER OF ASSETS. Upon the terms and subject to the conditions contained herein, at the Closing, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire from Seller, the Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

         2.2 ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions contained herein, at the Closing, Buyer shall assume the following, and only the following, Liabilities of Seller (the "Assumed Liabilities"):

               (a) All Liabilities accruing, arising out of, or relating to events or occurrences happening after the Closing Date under the Contracts listed on Schedule 4.7 and not rejected by Buyer, or under Contracts or Leases which are not listed on Schedule 4.7 but which Buyer, in its sole discretion, elects to accept and assume, but not including any Liability for any Default under any such Contract occurring on or prior to the Closing Date; and

         2.3 EXCLUDED LIABILITIES. Notwithstanding any other provision of this Agreement, except for the Assumed Liabilities expressly specified in Section 2.2, Buyer shall not assume, or otherwise be responsible for, any Liabilities of Seller, whether liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof ("Excluded Liabilities"), which Excluded Liabilities include, without limitation:

               (a) Except as otherwise provided in Section 6.5, any Liability to or in respect of any employees or former employees of Seller including without limitation (i) any employment agreement, whether or not written, between Seller and any person, (ii) any Liability under any employee plan or employee benefit at any time maintained, contributed to or required to be contributed to by or with respect to Seller or under which Seller may incur Liability, or any contributions, benefits or Liabilities therefor, or any Liability with respect to Seller's withdrawal or partial withdrawal from or termination of any Employee Plan and (iii) any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation, which shall have been asserted on or prior to the Closing Date or is based on acts or omissions which occurred on or prior to the Closing Date;

               (b) Any Liability of Seller in respect of any Tax, other than sales taxes as a result of the sale of the Assets pursuant hereto ;

               (c) Any Liability arising from any injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising from defects in products manufactured or from services performed by or on behalf of Seller or any other person or entity on or prior to the Closing Date;

               (d) Any Liability of Seller arising out of or related to any Action against Seller or any Action which adversely affects the Assets and which shall have been asserted on or prior to the Closing Date or to the extent the basis of which shall have arisen on or prior to the Closing Date;


               (e) Any Liability of Seller resulting from entering into, performing its obligations pursuant to or consummating the transactions contemplated by, this Agreement (including without limitation any Liability of Seller pursuant to Article X hereof), other than sales taxes as a result of the sales of the Assets pursuant hereto;

               (f) Any Liability related to any Facility.

         2.4 PURCHASE PRICE.

               (a) PURCHASE PRICE. At the Closing, upon the terms and subject to the conditions set forth herein, Buyer shall pay to Seller for the sale, transfer, assignment, conveyance and delivery of the Assets, the aggregate amount of One Million Dollars ($1,000,000) (the "Purchase Price"), less the Holdback Amount by wire transfer of immediately available funds to an account designated by Seller and shall assume the Assumed Liabilities pursuant to this Agreement. The Purchase Price shall be allocated among the Assets in the manner required by Section 1060 of the Code and regulations thereunder. Exhibit B attached hereto sets forth the amount of the Purchase Price allocable to the various Assets. Buyer and Seller agree to each prepare and file on a timely basis with the Internal Revenue Service substantially identical initial and supplemental Internal Revenue Service Forms 8594 "Asset Acquisition Statements Under Section 1060" consistent with Exhibit B and which gives effect to any Adjustment Amount determined in accordance with Section 2.5 hereof.

               (b) AGREEMENT NOT TO COMPETE. At the Closing, Buyer shall pay Seller pursuant to the Agreement Not to Compete attached hereto as Exhibit H, an aggregate of Ten Dollars ($10.00).

               (c) The "Holdback Amount" shall be an amount equal to Three Hundred Thousand Dollars ($300,000) which Buyer, at the Closing, shall, pursuant to the Escrow Indemnification Agreement deliver to the Escrow Agent named therein, pending the determination of Seller's indemnification obligations, if any, as set forth in Section 10.3; provided, however, that $200,000 of such amount shall be available only for claims, if any, related to or arising out of the Millipore License Agreement dated September 15, 1987.

         2.5 (Intentionally omitted)

         2.6 INVENTORY AND ASSET PROCEDURES AND PARTIAL VERIFICATION OF SOURCE CODE.

               (a) INVENTORY PROCEDURES. The quantities of Inventory to be purchased and sold hereunder shall be determined by an itemized inventory to be taken at such time as Buyer and Seller mutually agree and shall be adjusted to book as of the Closing Date based upon a physical inventory pursuant to which all Inventory will be counted as to quantity by personnel of Seller and Buyer using the same procedures normally used by Seller to take inventories of the type of Inventory being counted; provided, that if Buyer and Seller shall mutually agree, an outside inventory service or services (the "Inventory Service") mutually selected by Seller and Buyer may be selected to take such inventory. Both Buyer and Seller will have the right to have Representatives present to observe the physical inventories. Any disputes as to the physical count, usability or salability of any item of Inventory will, if possible, be resolved while such physical inventory is being taken. Any unresolved disputes regarding the foregoing not resolved by the Closing Date will be separately listed and settled as soon as expeditiously practicable thereafter by the parties or by another independent third party mutually acceptable to both parties, or if they are unable to agree then by the Inventory Service. The determination of any third party so engaged shall be final and binding on the parties. No failure to resolve any such matters shall prevent the Closing or payment of the Purchase Price for the Assets.

This inventory procedure may be used by Buyer to classify or itemize any of the other Assets, except for the Proprietary Rights.

               (b) SOURCE CODE. In order to partially validate the functionality of the source code, the versions of Seller's source code for producing products currently in use shall be partially verified prior the Closing at Buyer's facility in Hercules, California, using the protocol outlined in Exhibit I. The verification shall be subject to the Confidentiality Agreement set forth in Exhibit J.

         2.8 CLOSING COSTS; Transfer Taxes and Fees. Provided all computer codes in the Proprietary Rights are transferred to Seller by Buyer hereunder by means of telephone lines or other electronic transmission mediums, such as satellite or the internet, Buyer shall be responsible for any documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfers of Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto, Buyer shall also pay the fees and costs of recording or filing all applicable conveyancing instruments described in Section 3.2(a). Buyer shall pay all costs of applying for new Permits and obtaining the transfer of existing Permits which may be lawfully transferred.

         2.9 SALE OF EQUIPMENT PRIOR TO CLOSING. At any time or from time to time prior to Closing, Seller may sell any or all of the equipment listed on
Schedule 4.5 in accordance with the following procedures:

                    (i) Seller shall notify Buyer of the equipment that it proposes to sell and the aggregate sales price that it anticipates receiving therefor.

                    (ii) If Buyer consents to the sale, which consent shall not be unreasonably withheld, Seller may sell the equipment for an aggregate price that is not less than 10% of the aggregate price set forth in the notice of Seller to Buyer regarding same.

                    (iii) Following any such sale of equipment, Seller shall notify Buyer of the consummation of the sale, the equipment sold and the proceeds received.

                    (iv) Seller shall hold all such proceeds of sale in trust for Buyer, which proceeds shall be delivered to Buyer at the Closing, or, at Buyer's election, deducted from the cash Purchase Price to be delivered to Seller at the Closing.


                                   ARTICLE III

                                     CLOSING

         3.1 CLOSING. The Closing of the transactions contemplated herein (the "Closing") shall be held at _____ a.m. local time on the Closing Date at the offices of Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, NY 10022-3903, unless the parties hereto otherwise agree.

         3.2 CONVEYANCES AT CLOSING.

               (a) INSTRUMENTS AND POSSESSION. To effect the sale and transfer referred to in Section 2.1 hereof, Seller will, at the Closing, execute and deliver to Buyer:

                    (i) one or more bills of sale, in the form attached hereto as Exhibit C, conveying in the aggregate all of Seller's owned personal property included in the Assets;

                    (ii) (Intentionally omitted)

                    (iii) subject to Section 9.2, Assignments of Contract Rights, each in the form of Exhibit E attached hereto, with respect to the Contract Rights;

                    (iv) Assignments of Patents, Copyrights and Trademarks and other Proprietary Rights (including an assignment of all of Seller's rights, title and interest to the name(s) Protein Databases, PDI, and all variations thereof) each in the form attached hereto as Exhibit F, in recordable form to the extent necessary to assign such rights;

                    (v) such other instruments as shall be requested by Buyer to vest in Buyer title in and to the Assets in accordance with the provisions hereof.

               (b) ASSUMPTION DOCUMENT. Upon the terms and subject to the conditions contained herein, at the Closing Buyer shall deliver to Seller an instrument of assumption substantially in the form attached hereto as Exhibit E, evidencing Buyer's assumption, pursuant to Section 2.2, of the Assumed Liabilities (the "Assumption Document").

               (c) FORM OF INSTRUMENTS. To the extent that a form of any document to be delivered hereunder is not attached as an Exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to Buyer and Seller.

               (d) CERTIFICATES; OPINIONS. Buyer and Seller shall deliver the certificates, opinions of counsel and other matters described in Articles VII and VIII.

               (e) CONSENTS. Subject to Section 9.2, Seller shall deliver all Permits and any other third party consents, if any, required for the valid transfer of the Assets as contemplated by this Agreement.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

               Seller, hereby represent and warrant to Buyer as follows, except as otherwise set forth on the Disclosure Schedule, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

         4.1 ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to conduct the Business as it is presently being conducted and to own and lease its properties and assets. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Assets or the Business. Copies of the Certificate of Incorporation and Bylaws of Seller, and all amendments thereto, heretofore delivered to Buyer are accurate and complete as of the date hereof. Schedule 4.1 contains a true, correct and complete list of all jurisdictions in which Seller is qualified to do business as a foreign corporation.

         4.2 SUBSIDIARIES. Except as set forth in Schedule 4.2, Seller does not have any Subsidiaries which are used by Seller in the conduct of the Business or which own any of the Assets.

         4.3 AUTHORIZATION. Seller has all requisite power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreement by Seller and the consummation by Seller of the transactions contemplated hereby and thereby have been duly approved by the board of directors, except for the approval of its shareholders which will be obtained prior to Closing, by Seller. No other corporate proceedings on the part of Seller are necessary to authorize this Agreement and the Ancillary Agreement and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Seller and is, and upon execution and delivery of the Ancillary Agreement will be, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms.

         4.4 NO ADVERSE CHANGE. Since the Interim Balance Sheet Date:

               (a) there has been no actual or threatened adverse change in the Assets or any event, condition or state of facts, in either case that is, or would result in a material adverse change in the Assets or the Business or the prospects for the Business; it being understood, however, that Seller has ceased to develop or sell any of its products or to maintain warranty support for any of its products, and has terminated all of its programming, marketing, warranty and financial personnel, effective June 1997; and,

               (b) except in the ordinary course of business, there has not been any sale or other disposition of any of the Assets or any Encumbrance placed on the Assets; and

               (c)  Seller   will  use  its  best   efforts  to   preserve   its
relationships with customers or suppliers having business relationships with it.

         4.5 ASSETS. Excluding the Leased Real Property, Seller has and will transfer good and marketable title to the Assets and upon the consummation of the transactions contemplated hereby, Buyer will acquire good and marketable title to all of the Assets, free and clear of any Encumbrances placed by, through, or under thereon by Seller. The Assets include without limitation all material assets necessary for the conduct of the Business as presently conducted. Schedule 4.5 contains accurate lists and summary descriptions of all tangible Assets where the value of an individual item exceeds $1,000 or where an aggregate of similar items exceeds $ 5,000. All tangible assets and properties which are part of the Assets are in good operating condition and repair and are usable in the ordinary course of business and conform in all material respects to all applicable Regulations (including Environmental Laws) relating to their construction, use and operation, except when a failure to conform would not have a material adverse effect on such asset or property.

         4.6 (Intentionally omitted)


         4.7 CONTRACTS AND COMMITMENTS.

               (a) CONTRACTS. Schedule 4.7 sets forth a complete and accurate list of all Contracts of the following categories:

                    (i) Contracts not made in the ordinary course of business;

                    (ii) Employment contracts and severance agreements, including without limitation Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers, directors or shareholders of Seller or (B) that will result in the payment by, or the creation of any Liability to pay on behalf of Buyer or Seller any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

                    (iii) Labor or union contracts;

                    (iv) Distribution, franchise, license, technical assistance, sales, commission, consulting, agency or advertising contracts related to the Assets or the Business;

                    (v) Options with respect to any personal property, whether Seller shall be the grantor or grantee thereunder;

                    (vi) Contracts involving future expenditures or Liabilities, actual or potential, in excess of $10,000 or otherwise material to the Business or the Assets.

                    (vii)  Contracts  or  commitments   relating  to  commission
arrangements with others;

                    (viii) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, individually in excess of or in the aggregate in excess of $10,000, whether Seller shall be the borrower, lender or guarantor thereunder or whereby any Assets are pledged (excluding credit provided by Seller in the ordinary course of business to purchasers of its products);

                    (ix) Contracts containing covenants limiting the freedom of Seller to engage in any line of business or compete with any person;

                    (x) Any Contract with the United States, state or local government or any agency or department thereof involving expenditures or Liabilities in excess of $5,000;

                    (xi) Leases of real property;

                    (xii) Leases of personal property not cancelable (without Liability) within 30 calendar days.

Seller has delivered to Buyer true, correct and complete copies of all of the Contracts listed on Schedule 4.7, including all amendments and supplements thereto.

               (b) ABSENCE OF DEFAULTS. All of the Contracts and Leases to which Seller is party and by which any of the Assets is bound are valid, binding and enforceable in accordance with their terms. Seller has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of such Contracts and Leases. To the knowledge of Seller, after reasonable inquiry, all parties to such Contracts and Leases have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to Seller. With respect to any Leases, Seller has not received any notice of cancellation or termination under any option or right reserved to the lessor, or any notice of Default, thereunder.

               (c) PRODUCT WARRANTY. Seller has committed no act, and there has been no omission, which is reasonably likely to result in, and there has been no occurrence which is reasonably likely to give rise to, material product liability or material Liability for breach of warranty (whether covered by insurance or not) on the part of Seller, with respect to products designed, manufactured, assembled, repaired, maintained, delivered or installed or services rendered prior to or on the Closing Date.

               (d) LEASES. Schedule 4.7 also contains a complete and accurate list of all Leases described in clauses (xi) and (xii), of Section 4.7(a).

         4.8 PERMITS. (a) Schedule 4.8 sets forth a complete list of all material Permits used in the operation of the Business. Seller has, and at all times has had, all material Permits required under any Regulation (including Environmental Laws) in the operation of its Business or in the ownership of the Assets, and owns or possesses such Permits free and clear of all Encumbrances, except such Permits the failure of which to obtain would not have a material adverse effect on the Assets or the Business. Seller is not in Default, nor has it received any notice of any claim of Default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees, and except as set forth on Schedule 4.8, Seller has no reason to believe, after diligent inquiry, any such Permit will be adversely affected by the completion of the transactions contemplated by this Agreement. No present or former shareholder, director, officer or employee of Seller or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which Seller uses.

               (b) Except as disclosed on Schedule 4.8 hereto, no notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Seller in connection with the execution, delivery or performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.


         4.9 NO CONFLICT OR VIOLATION. Neither the execution, delivery or performance by Seller of this Agreement nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Seller, (b) violate, conflict with, or result in or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the Assets under, any of the terms, conditions or provisions of any Contract, Lease or Permit, (i) to which Seller is a party or (ii) by which the Assets are bound,
(c) violate any Regulation or Court Order, (d) impose any Encumbrance on the Assets.

         4.10 FINANCIAL STATEMENTS. Seller has heretofore delivered to Buyer the Financial Statements. The Financial Statements (a) are in accordance with the books and records of Seller, (b) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, except as disclosed herein, and (c) fairly present in all material respects the consolidated assets, Liabilities (including all reserves) and financial position of Seller as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of the Interim Financial Statements, to normal year-end adjustments, and except that the Interim Financial Statements do not contain the footnotes required by GAAP). The Year-End Financial Statements have been examined by Grant Thornton, LLP, independent certified public accountants, whose report thereon is included with such Year-End Financial Statements. At the respective dates of the Financial Statements, there were no material Liabilities of Seller, which, in accordance with generally accepted accounting principles, should have been set forth or reserved for in the Financial Statements or the notes thereto, which are not set forth or reserved for in the Financial Statements or the notes thereto.

         4.11 BOOKS AND RECORDS. Seller has made and kept (and given Buyer access to) Books and Records and accounts, which, in reasonable detail, fairly reflect the activities of Seller. Seller has not engaged in any material transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Seller.

         4.12 LITIGATION. Except as set forth on Schedule 4.12, or to the knowledge of Seller, after diligent inquiry and consultation with qualified attorneys or other necessary professionals, there is no Action pending, threatened or anticipated (a) against, related to or affecting (i) Seller, the Business or the Assets (including with respect to Environmental Laws), (ii) any officers or directors of Seller as such, or (iii) any shareholder of Seller in such shareholder's capacity as a shareholder of Seller, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement (c) that involve the risk of criminal liability to Seller, or (d) in which Seller is a plaintiff, including any derivative suits brought by or on behalf of Seller. Seller is not in Default with respect to or subject to any Court Order, and there are no unsatisfied judgments against Seller, the Business or the Assets.

There is not a reasonable likelihood of an adverse determination of any pending Actions. There are no Court Orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, or bind Seller.

         4.13 LABOR MATTERS. Seller is not a party to any labor agreement with respect to its employees with any labor organization, union, group or association and there are no employee unions or any other similar labor or employee organizations under which the employees of Seller are organized.

         4.14 LIABILITIES. Other than Excluded Liabilities, Seller has no Liabilities due or to become due, except (a) Liabilities which are set forth or reserved for on the Interim Balance Sheet, which have not been paid or discharged since the Interim Balance Sheet Date, and (b) Liabilities arising in the ordinary course of business, none of which, individually or in the aggregate, has or is reasonably likely to have a material adverse effect on the Business or the Assets.

         4.15 COMPLIANCE WITH LAW. Seller and the conduct of the Business are in compliance in all material respects with all Regulations and Court Orders relating to the Assets or the Business. Seller has not received any notice to the effect that, or otherwise been advised that, it is not in such compliance with any such Regulations or Court Orders.

         4.16 NO BROKERS. Neither Seller nor any of its respective officers, directors, employees, shareholders or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Buyer or any of its affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

         4.17 NO OTHER AGREEMENTS TO SELL THE ASSETS. Neither Seller nor any of its officers, directors, or shareholders have any legal obligation to any other person or firm other than the Buyer to sell, assign, transfer or effect a sale of any of the Assets other than inventory in the ordinary course of business, to sell or effect a sale of the capital stock of Seller, to effect any merger, consolidation, liquidation, dissolution or other reorganization of Seller, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

         4.18 PROPRIETARY RIGHTS.

               (a) PROPRIETARY RIGHTS. Schedule 4.18 lists all of Seller's Proprietary Rights. Schedule 4.18 also sets forth: (i) for each Patent, the number, normal expiration date and subject matter for each country in which such Patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country, (ii) for each Trademark, the application serial number or registration number, if any, the class of goods covered and the expiration date for each country in which a Trademark has been registered and (iii) for each Copyright, the number and date of filing for each country in which a Copyright has been filed and for each unregistered copyright the date of copyright. The Proprietary Rights listed in the Disclosure Schedule are all those used by Seller in connection with the Business. True and correct copies of all Patents (including and all pending applications) owned, controlled, created or used by or on behalf of Seller or in which Seller has any interest whatsoever have been provided to Buyer.

               (b) ROYALTIES AND LICENSES. Except as set forth in the Disclosure Schedule, Seller does not have any obligation to compensate any person for the use of any such Proprietary Rights nor has Seller granted to any person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

               (c) OWNERSHIP AND PROTECTION OF PROPRIETARY RIGHTS. Seller owns or has a valid right to use each of the Proprietary Rights, and the Proprietary Rights will not cease to be valid rights of Seller by reason of the execution, delivery and performance by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby. All of the pending Patent applications have been duly filed. Seller has not received any notice of invalidity or infringement of any rights of others with respect to the Patents, Copyrights or Trademarks. Seller has taken all reasonable and prudent steps to protect the Proprietary Rights from infringement by any other person. Except as set forth in the Disclosure Schedule, no other person (i) has the right to use any of Seller's Trademarks on the goods on which they are now being used either in identical form or in such near resemblance thereto as to be likely, when applied to the goods of any such person, to cause confusion with such Trademarks or to cause a mistake or to deceive, (ii) has notified Seller that it is claiming any ownership of or right to use such Proprietary Rights, or (iii) to the best of Seller's Knowledge, is infringing upon any such Proprietary Rights in any way. Except as set forth in the Disclosure Schedule, Seller'S use of the Proprietary Rights does not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Proprietary Rights, and no Action has been instituted against or notices received by Seller that are presently outstanding alleging that Seller'S use of the Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights. There are not, and it is reasonably expected that after the Closing there will not be, any restrictions on Seller's, or Buyer's, as the case may be, right to sell products manufactured by Seller or Buyer, as the case may be, in connection with the Business.

         4.19 EMPLOYEE BENEFIT PLANS.

               (a) Buyer is not under any obligation for any pension plan, welfare plan, or Benefit Arrangement as defined below. Seller shall be solely responsible for all such obligations and liabilities.

                    (i) BENEFIT ARRANGEMENT. "Benefit Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

         4.20 TAX MATTERS.

               (a) FILING OF TAX RETURNS. Seller has timely filed with the appropriate taxing authorities all returns in respect of Taxes required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date. The returns and other information filed are complete and accurate in all material respects. Except as specified in
Schedule 4.21, neither Seller, nor any group of which Seller now or was a member, has requested any extension of time within which to file returns (including without limitation information returns) in respect of any taxes.

               (b) PAYMENT OF TAXES. All Taxes, in respect of periods beginning before the Closing Date, have been timely paid, or will be timely paid, or an adequate reserve has been established therefor, as set forth in the Disclosure Schedule or the Financial Statements, and Seller does not have any material Liability for Taxes in excess of the amounts so paid or reserves so established.

               (c) AUDITS, INVESTIGATIONS OR CLAIMS. The consolidated federal income tax returns of Seller have never been examined by the Internal Revenue Service. Except as set forth in the Disclosure Schedule, there are no pending or to the best of Seller's Knowledge, threatened audits, investigations or claims for or relating to any material additional Liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that in the reasonable judgment of Seller, or its accountants, is likely to result in a material additional Liability for Taxes. Except as set forth in the Disclosure Schedule, Seller has not been notified that any taxing authority intends to audit a return for any period.

               (d) LIEN. There are no liens for Taxes (other than for current Taxes not yet due and payable) on the Assets.

               (e) SAFE HARBOR LEASE PROPERTY. None of the Assets is property that is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code.

               (f) SECURITY FOR TAX-EXEMPT OBLIGATIONS. None of the Assets directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

               (g) TAX-EXEMPT USE PROPERTY. None of the Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               (h) FOREIGN PERSON. Seller is not a person other than a United States person within the meaning of the Code.

         4.21 INSURANCE. Schedule 4.22 contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance maintained by Seller on the Business, the Assets or its employee Assets. All insurance coverage applicable to Seller, the Business and the Assets is in full force and effect, insures Seller in reasonably sufficient amounts against all risks with respect to the Assets usually insured against by persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located, provides coverage as may be required by applicable Regulation and by any and all Contracts to which Seller is a party and has been issued by insurers of recognized responsibility. There is no Default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received.

         4.22 (Intentionally omitted)

         4.23 INVENTORY. Schedule 4.23 contains a complete list of all Inventory set forth on the Interim Balance Sheet.

         4.24 PURCHASE COMMITMENTS AND OUTSTANDING BIDS. As of the date of this Agreement, the aggregate of all accepted and unfulfilled orders for the sale of merchandise entered into by Seller is less than $10,000, and the aggregate of all orders or commitments for the purchase of supplies by Seller does not exceed $10,000, all of which orders and commitments were made in the ordinary course of business. As of the date of this Agreement, there are no claims against Seller to return merchandise by reason of alleged overshipments, defective merchandise or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable. There is no outstanding bid, proposal, Contract or unfilled order which relates to the Assets which will or would, if accepted, have a material adverse effect, individually or in the aggregate, on the Business or the Assets.

         4.25 CUSTOMERS, DISTRIBUTORS AND SUPPLIERS. Schedule 4.25 sets forth a complete and accurate list of the names and addresses of Seller's (i) ten largest customers, distributors and other agents and representatives showing the approximate total sales in dollars by Seller to each such customer during 1996; and (ii) ten largest suppliers showing the approximate total purchases in dollars by Seller from each such supplier during the 1996 fiscal year. Since the Interim Balance Sheet Date, there has been no adverse change in the business relationship of Seller with any customer, distributor or supplier named on
Schedule 4.25.

         4.26 COMPLIANCE WITH ENVIRONMENTAL LAWS.

               (a) DEFINITIONS. The following terms, when used in this Section 4.26, shall have the following meanings. Any of these terms may, unless the context otherwise requires, used in the singular or the plural depending on the reference.

                    (i) "RELEASE" shall mean and include any spilling,  leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

                    (ii) "HAZARDOUS SUBSTANCE" shall mean any pollutants, contaminants, chemicals, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitible or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including without limitation any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance, waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

                    (iii) "ENVIRONMENTAL LAWS" shall mean all Regulations which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened release of, Hazardous Substances or otherwise dangerous substances, wastes, pollution or materials (whether, gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including without limitation protection of the health and safety of employees. Environmental Laws shall include without limitation the Federal Water Pollution Control Act, Resource Conservation & Recovery Act ("RCRA"), Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), Hazardous Materials Transportation Act and all analogous or related federal, state or local law, each as amended.

                    (iv) "ENVIRONMENTAL CONDITIONS" means the introduction into the environment of any pollution, including without limitation any contaminant, irritant or pollutant or other Hazardous Substance (whether or not upon any Facility or Former Facility or other property and whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any Release of any kind whatsoever of any Hazardous Substance) as a result of which Seller has or may become liable to any person or by reason of which any Facility, former facility or any of the Assets may suffer or be subjected to any lien.

               (b) FACILITIES. The Facilities are, and at all times have been, when leased or operated by Seller, leased and operated in compliance in all material respects with all Environmental Laws and in a manner that will not give rise to any Liability under any Environmental Laws.

               (c) ENVIRONMENTAL CONDITIONS. To the best of Seller's knowledge, after reasonable inquiry, there are no present or past Environmental Conditions in any way relating to the Business or at any Facility.

         4.27 (Intentionally omitted)


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

               Buyer hereby represents and warrants to Seller as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct, to Seller as follows:

         5.1 ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         5.2 AUTHORIZATION. Buyer has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary
Agreement  by  Buyer  and  the   consummation  by  Buyer  of  the   transactions
contemplated hereby and thereby have been duly approved by the board of directors of Buyer. No other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the Ancillary Agreement and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and is, and upon execution and delivery the Ancillary Agreement will be, legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

         5.3 NO BROKERS. Neither Buyer nor any of its officers, directors, employees, shareholders or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Seller to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

         5.4 NO CONFLICT OR VIOLATION. Neither the execution, delivery or performance by Buyer of this Agreement nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer, or (b) violate, conflict with, constitute a Default or result in the acceleration or termination of rights or creation of any Encumbrance under the provisions of any Contract, lease, Permit, Regulation or Court Order to which Buyer is subject or by which it or its assets are bound, in each case except as would not materially and adversely affect, limit or delay the ability of Buyer to consummate the transactions contemplated by this Agreement.

         5.5 LITIGATION. To the knowledge of Buyer, after diligent inquiry and consultation with qualified attorneys or other necessary professionals, there is no Action pending, threatened or anticipated against, related to or affecting
(i) Buyer, (ii) any officers or directors of Buyer as such, or (iii) any shareholder of Buyer in such shareholder's capacity as a shareholder of Buyer, in each case except as would not materially and adversely affect, limit or delay the ability of Buyer to consummate the transactions contemplated by this Agreement.

         5.6 PURCHASE PRICE IN CASH. Buyer has on hand and will have at Closing in cash one million dollars ($1,000,000) for the full amount of the Purchase Price.

                                   ARTICLE VI

                          COVENANTS OF SELLER AND BUYER

               Seller and Buyer each covenant with the other as follows:

         6.1 FURTHER ASSURANCES. Upon the terms and subject to the conditions contained herein, the parties agree, both before and after the Closing, (i) to use all reasonable efforts without the expenditure of material funds, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective best efforts (A) to obtain all necessary waivers, consents and approvals from other parties to the Contracts and Leases to be assumed by Buyer; provided, however that neither Seller nor Buyer shall be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such waivers, consents or approvals; and (B) to obtain all necessary Permits as are required to be obtained under any Regulations.

         6.2 NOTIFICATION OF CERTAIN MATTERS. From the date hereof through the Closing, Seller and Buyer shall give prompt notice to the other of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of Seller or Buyer, as the case may be, contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any material respect.

         6.3 INVESTIGATION BY BUYER.

             From the date hereof through the Closing Date:

               (a) Seller shall, and shall cause its officers, directors, employees and agents to afford the Representatives of Buyer and its affiliates reasonable access during normal business hours and on reasonable notice to the Assets for the purpose of inspecting the same, and to the officers, attorneys, accountants, properties, Books and Records and Contracts of Seller, and shall furnish Buyer and its Representatives at Buyer's cost and expense all financial, operating and other data and information as Buyer or its affiliates, through their respective Representatives, may reasonably request.

               6.4 Conduct of Business. From the date hereof through the Closing, Seller shall not, except as specifically contemplated by this Agreement or as consented to by Buyer in writing:

               (a)        (Intentionally omitted)

               (a) enter into, extend, materially modify, terminate or renew any Contract related to the Business or Assets being required by Buyer, except in the ordinary course of business;

               (b) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the Assets, or any interests therein, except in the ordinary course of business;

                    (i) (Intentionally omitted)

               (c) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof;

               (d) (Intentionally omitted);

               (e) fail to pay its accounts payable and any debts owed or obligations due to it, or pay or discharge when due any Liabilities, in the ordinary course of business; or

               (f) fail to maintain the Assets in substantially their current state of repair, excepting normal wear and tear;

               (g) fail to comply in any material respect with all Regulations applicable to it, the Assets and the Business;

               (h) intentionally do any other act which would cause any representation or warranty of Seller in this Agreement to be or become untrue in any material respect;

               (i) fail to use its best efforts to preserve the goodwill of the Business and the favorable attitude of the Company's customers towards the Company's Business and products, it being understood, however, that Seller has ceased to develop or sell any of its products or to maintain warranty support for any of its products, and has terminated all of its programming, marketing, warranty and financial personnel, effective June 1997; or

               (j) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder.

         6.5 EMPLOYEE MATTERS.

               (a) Buyer shall extend offers of employment to those of Seller's employees whom it desires to hire (such employees who accept Buyer's offer are hereinafter referred to as the "Rehired Employees"), which offers shall be on terms and conditions which Buyer shall determine in its sole discretion. Seller shall terminate the employment of all Rehired Employees prior to the Closing and shall cooperate with and use its best efforts to assist Buyer in its efforts to secure satisfactory employment arrangements with those employees of Seller to whom Buyer makes offers of employment.

               (b) Nothing contained in this Agreement shall confer upon any Rehired Employee any right with respect to continuance of employment by Buyer, nor shall anything herein interfere with the right of Buyer to terminate the employment of any of the Rehired Employees at any time, with or without cause, or restrict Buyer in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of the Rehired Employees.

               (c) Seller shall not, directly or indirectly, hire or offer employment to any employee of Seller whose employment is continued by Buyer after the Closing Date or any employee of Buyer or any successor or affiliate of Buyer which is engaged in the Business, unless Buyer first terminates the employment of such employee or gives its written consent to such employment or offer of employment.

                                   ARTICLE VII

                       CONDITIONS TO SELLER'S OBLIGATIONS

               The obligations of Seller to consummate the transactions provided for hereby are subject, in the discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

         7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Buyer shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

         7.2 CONSENTS; REGULATORY COMPLIANCE AND APPROVAL. All consents, approvals and waivers from governmental authorities and other parties necessary to permit Seller to transfer the Assets to Buyer as contemplated hereby shall have been obtained.

         7.3 NO ACTIONS OR COURT ORDERS. No Action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Seller if the transactions contemplated hereby are consummated.

         7.4 OPINION OF COUNSEL. Buyer shall have delivered to Seller an opinion of the General Counsel of Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to Seller, to the effect that:

               (a) INCORPORATION. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

               (b) CORPORATE POWER AND AUTHORITY. Buyer has the necessary corporate power and authority to enter into this Agreement and the Ancillary Agreement and to consummate the transactions contemplated hereby and thereby;

               (c) CORPORATE ACTION AND ENFORCEABILITY. The execution, delivery and performance of this Agreement and the Ancillary Agreement by Buyer have been duly authorized by all necessary corporate action of Buyer, and this Agreement and the Ancillary Agreement have been duly executed and delivered by Buyer, and with appropriate and customary exceptions, constitute legally valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

               (d) NO BREACH OF CONTRACTS. Neither the execution and delivery of this Agreement or the Ancillary Agreements by Buyer nor the consummation by Buyer of the transactions contemplated hereby or thereby will (i) violate the Articles of Incorporation or Bylaws of Buyer, or (ii) to the best knowledge of such counsel, violate any Court Order applicable to Buyer; and

               (e) NO VIOLATION OF LAW. Neither the execution and performance of this Agreement or the Ancillary Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby or thereby will violate or result in a failure to comply with any Regulation or Court Order, applicable to Buyer.

         7.5 CERTIFICATES. Buyer shall furnish Seller with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Seller.

         7.6 CORPORATE DOCUMENTS. Seller shall have received from Buyer resolutions adopted by the board of directors of Buyer approving this Agreement, the Ancillary Agreement and the transactions contemplated hereby or thereby, certified by Buyer's corporate secretary.

         7.7 ASSUMPTION DOCUMENT. Buyer shall have executed the Assumption Document.

         7.8 ANCILLARY AGREEMENTS. Buyer shall have executed and delivered the Ancillary Agreement.


                                  ARTICLE VIII

                        CONDITIONS TO BUYER'S OBLIGATIONS

               The obligations of Buyer to consummate the transactions provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

         8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Seller shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

         8.2 CONSENTS; REGULATORY COMPLIANCE AND APPROVAL. All Permits, consents, approvals and waivers from governmental authorities, or pursuant to the Contract Rights, and other parties necessary to permit Buyer to purchase the Assets pursuant to this Agreement, shall have been obtained. Buyer shall be reasonably satisfied that all approvals required under any Regulations to carry out the transactions contemplated by this Agreement shall have been obtained and that the parties shall have complied with all Regulations applicable to the transactions contemplated by this Agreement.

         8.3 NO ACTIONS OR COURT ORDERS. No Action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Buyer, or the Assets or the Business materially if the transactions contemplated hereby are consummated, including without limitation any material adverse effect on the right or ability of Buyer to own, operate, possess or transfer the Assets after the Closing. There shall not be any Regulation or Court Order that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

         8.4 OPINION OF COUNSEL. Seller shall have delivered to Buyer an opinion of counsel to Seller, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, to the effect that:

               (a) INCORPORATION. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

               (b) CORPORATE POWER AND AUTHORITY. Seller has the necessary corporate power and authority to enter into this Agreement and the Ancillary Agreement and to consummate the transactions contemplated hereby and thereby; and Seller has all material Permits, licenses, franchises and other authority required under federal and applicable state law to conduct the Business as not being conducted, and Seller has the necessary corporate power and authority to own, lease and operate the Assets and its other properties and to conduct the Business as presently conducted;

               (c) CORPORATE ACTION AND ENFORCEABILITY. The execution, delivery and performance of this Agreement and the Ancillary Agreement by Seller have been duly authorized by all necessary corporate action of Seller, and this Agreement and the Ancillary Agreement have been duly executed and delivered by Seller, and any approval of the stockholders of Seller which is required have been obtained, and with appropriate and customary exceptions, this Agreement and each Ancillary Agreement constitute legally valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

               (d) NO BREACH OF CONTRACTS. Neither the execution and delivery of this Agreement or the Ancillary Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby or thereby will (i) violate the Articles of Incorporation or Bylaws of Seller, or (ii) to the best knowledge of such counsel, violate any Court Order applicable to Seller;

               (e) NO VIOLATION OF LAW. Neither the execution and performance of this Agreement or the Ancillary Agreements by Seller nor the consummation of the transactions contemplated hereby or thereby will violate or result in a failure to comply with any Regulation or Court Order, applicable to the Business; and no Permit of, or filing with, any federal, New York State, or Delaware Corporate Law governmental authority is required for the execution and delivery of this Agreement or the Ancillary Agreement by Seller or the consummation by Seller of the transactions contemplated hereby and thereby, except as set forth in this Agreement, the Disclosure Schedule, the exhibits hereto or the Ancillary Agreement;

               (f) TRANSFER AND ASSIGNMENT. The documents to be delivered by Seller at the Closing to effect the transfer and assignment to Buyer of all right, title and interest in and to the Assets are in form legally sufficient to do so.

         8.5 CERTIFICATES. Seller shall furnish Buyer with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Buyer.

         8.6 MATERIAL CHANGES. Since the Interim Balance Sheet Date, there shall not have been any material adverse change with respect to the Business or the Assets, except as contemplated by this Agreement.

         8.7 CORPORATE DOCUMENTS. Buyer shall have received from Seller resolutions adopted by the board of directors of Seller approving this Agreement and the Ancillary Agreement and the transactions contemplated hereby and thereby, certified by Seller's corporate secretary, as applicable.

         8.8 CONVEYANCING DOCUMENTS; RELEASE OF ENCUMBRANCES. Seller shall have executed and delivered each of documents described in Section 3.2 hereof so as to effect the transfer and assignment to Buyer of all right, title and interest in and to the Assets and Seller shall have filed (where necessary) and delivered to Buyer all documents necessary to release the Assets from all Encumbrances, which documents shall be in a form reasonably satisfactory to Buyer's counsel. Seller shall have obtained, prior to the execution of this Agreement, the consent required to assign to Buyer all rights, title and interest of Seller in the Cold Spring Harbor Laboratory Exclusive Know-How License dated December 1, 1983, including any amendments thereto.

         8.9 NAME CHANGE. Seller shall have filed an amendment to its Articles of Incorporation to change its corporate name so as not to include the words "Protein Databases or PDI" or any other name or mark that has such a near resemblance thereto as may be likely to cause confusion or mistake to the public, or to otherwise deceive the public. Such amendment shall be in a form acceptable for filing with the Secretary or other appropriate office of the State of Delaware.

         8.10 OTHER AGREEMENTS AND ACTIONS. Seller shall have executed and delivered the Ancillary Agreements in the form attached as an exhibit hereto. Buyer shall have entered into employment agreement with Mr. John Randall, as attached hereto, on such terms as may be mutually agreeable to Buyer and such parties and such employment agreements shall be in full force and effect as of the Closing. Mr. John Randall shall be in the employ of Buyer prior to the execution of this Agreement and shall not have terminated such employment with Buyer as of the Closing date other than on account of the breach of his Employment Agreement by Buyer.


         8.12 (Intentionally omitted)


                                   ARTICLE IX

                      RISK OF LOSS; CONSENTS TO ASSIGNMENT

         9.1 RISK OF LOSS. From the date hereof until the Closing, all risk of loss or damage to the property included in the Assets shall be borne by Seller, and thereafter shall be borne by Buyer. If any portion of the Assets is destroyed or damaged by fire or any other cause on or prior to the Closing Date, other than use, wear or loss in the ordinary course of business, Seller shall give written notice to Buyer as soon as practicable after, but in any event within five (5) calendar days of, discovery of such damage or destruction, the amount of insurance, if any, covering such Assets and the amount, if any, which Seller is otherwise entitled to receive as a consequence. Prior to the Closing, Buyer shall have the option, which shall be exercised by written notice to Seller within ten (10) calendar days after receipt of Seller's notice or if there is not ten (10) calendar days prior to the Closing Date, as soon as practicable prior to the Closing Date, of (a) accepting such Assets in their destroyed or damaged condition in which event Buyer shall be entitled to the proceeds of any insurance or other proceeds payable with respect to such loss and to such indemnification for any uninsured portion of such loss pursuant to
Section 10.3, and the full Purchase Price shall be paid for such Assets, (b) excluding such Assets from this Agreement, in which event the Purchase Price shall be reduced by the amount allocated to such Assets, as mutually agreed between the parties or (c) terminating this Agreement in accordance with Section
11.1. If Buyer accepts such Assets, then after the Closing, any insurance or other proceeds shall belong, and shall be assigned to, Buyer without any reduction in the Purchase Price; otherwise, such insurance proceeds shall belong to Seller.

         9.2 CONSENTS TO ASSIGNMENT. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, Lease, Permit or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a Default thereof or in any way adversely affect the rights of Buyer thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, Seller will cooperate with Buyer, in all reasonable respects, but at Buyer's sole cost and expense, to provide to Buyer the benefits under any such Contract, Lease, Permit or any claim or right, including without limitation enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereto arising out of the Default or cancellation by such third party or otherwise. Nothing in this Section 9.2 shall affect Buyer's right to terminate this Agreement under Sections 8.2 and 11.1 in the event that any consent or approval to the transfer of any Asset is not obtained.


                                    ARTICLE X

                           ACTIONS BY SELLER AND BUYER
                                AFTER THE CLOSING

         10.1 BOOKS AND RECORDS; TAX MATTERS.

               (a) BOOKS AND RECORDS. Each party agrees that it will cooperate with and make available to the other party, during normal business hours, and on reasonable notice, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with the preparation of any tax returns or any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including without limitation attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees.

               (b) COOPERATION AND RECORDS RETENTION. Seller and Buyer shall (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to Liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period.

               (c) PAYMENT OF LIABILITIES. Following the Closing Date, Seller shall pay when due all of the debts and Liabilities of Seller, including any Liability for Taxes, other than Assumed Liabilities; provided, however, this covenant shall not apply to that portion (or all) of any debt that Seller is contesting in good faith.

         10.2 SURVIVAL OF REPRESENTATIONS, ETC. All of the representations, warranties, covenants and agreements made by each party in this Agreement or in any attachment, Exhibit, the Disclosure Schedule, certificate, document or list delivered by any such party pursuant hereto shall survive the Closing for a period of (and claims based upon or arising out of such representations, warranties, covenants and agreements may be asserted at any time before the date which shall be) eleven months following the Closing. Each party hereto shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement. Buyer's due diligence review shall have no effect whatsoever on the liability of Seller to Buyer under this Agreement or otherwise for breach of any representation, warranty or covenant of Seller hereunder. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

         10.3 INDEMNIFICATIONS.

               (a) BY SELLER. Seller shall indemnify, save and hold harmless Buyer, its affiliates and subsidiaries, and its and their respective Representatives, from and against any and all costs, losses, Taxes, Liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including without limitation interest, penalties, reasonable costs of mitigation, losses in connection with any Environmental Law (including without limitation any clean-up or remedial action), lost profits and other losses resulting from any shutdown or curtailment of operations, damages to the environment, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), actually suffered by Buyer as a result of (i) any material breach of any representation or warranty or the inaccuracy of any representation, made by Seller in or pursuant to this Agreement that directly results in a material diminution in value of the Assets or Business Agreement;
(ii) any material breach of any covenant or agreement made by Seller in or pursuant to this Agreement that directly results in a material diminution in value of the Assets or Business; (iii) any material Excluded Liability or (iv)


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

any Liability imposed upon Buyer by reason of Buyer's status as transferee of the Business or the Assets; provided, however, that Seller shall not be responsible to Buyer under this Section 10.3 (a) unless the aggregate Damages are $14,500, and in the event that such Damages exceed $14,500, Seller shall be responsible for all Damages.

               (b) BY BUYER. Buyer shall indemnify and save and hold harmless Seller from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation, made by Buyer in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by Buyer in or pursuant to this Agreement; or (iii) from and after the Closing, any Assumed Liability.

               (c) COOPERATION. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

               (d)  DEFENSE OF CLAIMS.  If a claim for Damages (a "Claim") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.3. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, the indemnified party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice reasonably acceptable to the indemnifying party to handle and defend the same, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnifying party, such consent not to be unreasonably withheld or delayed. In the event that the indemnified party has not elected to assume the defense and investigation of any lawsuit or action within 30 days after the service of the citation or summons, then at any time thereafter, unless the indemnified party shall have previously assumed such defense, the indemnifying party shall have the right to assume such defense and investigation, in which case the indemnifying party shall not be responsible for any costs and expenses of the indemnified party thereafter incurred in connection with the defense or investigation of such lawsuit or action. If the indemnifying party shall assume the defense of any lawsuit or action, the indemnifying party shall not settle or compromise such lawsuit or action except in such manner as will provide a full and complete release of the indemnified party. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 10.3 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

               (e) (Intentionally omitted)

               (f) (Intentionally omitted)

               (g)  BROKERS AND  FINDERS.  Pursuant  to the  provisions  of this
Section 10.3, each of Buyer and Seller shall indemnify, hold harmless and defend the other party from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

               10.4 BULK SALES. It may not be practicable to comply or attempt to comply with the procedures of the "Bulk Sales Act" or similar law of any or all of the states in which the Assets are situated or of any other state which may be asserted to be applicable to the transactions contemplated hereby. Accordingly, to induce Buyer to waive any requirements for compliance with any or all of such laws, Seller hereby agrees that the indemnity provisions of
Section 10.3 hereof shall apply to any Damages of Buyer arising out of or resulting from the failure of Seller or Buyer to comply with any such laws.

               10.5 TAXES. Except for sales taxes on the Purchased Assets, subject to Section 2.8, Seller shall pay, or cause to be paid, when due all Taxes for which Seller is or may be liable or that are or may become payable with respect to all taxable periods ending on or prior to the Closing Date.

               10.6 NAME. Seller hereby grants to Buyer, effective as of the Closing Date, the right for a period of six months to use the name "Protein Databases, Inc., or PDI" on stationery, invoices, and the like, pursuant to a non-exclusive, royalty free license in favor of Seller in connection with the winding up of the Business and the liquidation of Seller.


               10.7 HOLDBACK. Buyer and Seller shall enter into an Escrow Indemnification Agreement, by and among Buyer, Seller and the Escrow Agent named therein, substantially in the form of Exhibit K attached hereto. The parties agree and acknowledge that the Holdback Amount shall not be Buyer's exclusive method of receiving indemnification from Seller pursuant to this Article X.


                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 TERMINATION.

               (a) TERMINATION. This Agreement may be terminated at any time prior to Closing:

                    (i) By mutual written consent of Buyer and Seller;

                    (ii) By Buyer or Seller if the Closing shall not have occurred on or before December 31, 1997; provided however, that this provision shall not be available to Buyer if Seller has the right to terminate this Agreement under clause (iv) of this Section 11.1, and this provision shall not be available to Seller if Buyer has the right to terminate this Agreement under clause (iii) of this Section 11.1, in each case because of a material breach by the other party;

                    (iii) By Buyer if there is a material breach of any material representation or warranty set forth in Article IV hereof or any material covenant or agreement to be complied with or performed by Seller pursuant to the terms of this Agreement or the failure of a material condition set forth in
Article VIII to be satisfied (and such condition is not waived in writing by Buyer) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a material condition set forth in
Article VIII to be satisfied on or prior to the Closing Date, provided that Buyer may not terminate this Agreement prior to the Closing if Seller has not had an adequate notice of and opportunity to cure such failure; or

                    (iv) By Seller if there is a material breach of any material representation or warranty set forth in Article V hereof or of any material covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement or the failure of a material condition set forth in
Article VII to be satisfied (and such condition is not waived in writing by Seller) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VII to be satisfied on or prior to the Closing Date; provided that, Seller may not terminate this Agreement prior to the Closing Date if Buyer has not had adequate notice of and an opportunity to cure such failure.

               (b) IN THE EVENT OF TERMINATION. In the event of termination of this Agreement:

                    (i) No party hereto shall have any Liability to any other party to this Agreement, except for any willful breach of this Agreement occurring prior to the proper termination of this Agreement. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

         11.2 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

         11.3 NOTICES; TRANSFER OF FUNDS. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

                     If to Seller, addressed to:

                               Protein Databases, Inc.
                               405 Oakwood Road
                               Huntington Station
                               New York, NY  11746-7296

                               Attention:  Steven Blose

                               With a copy to:

                               Peter S. Kolevzon, Esq.
                               Kramer, Levin, Naftalis & Frankel
                               919 Third Avenue
                               New York, NY  10022-3903

                     If to Buyer, addressed to:

                               Bio-Rad Laboratories, Inc.
                               1000 Alfred Nobel Drive
                               Hercules, CA  94547
                               Attention:  Sanford Wadler, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

               Payments to be made to Seller hereunder shall be made by wire transferred funds to be delivered to Seller's account number 411-006490, routing number 021000018, at The Bank of New York, 501 Walt Whitman Road, Melville, NY 11747, or to such other account or place as Seller may designate by written notice as provided herein.

         11.4 CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

         11.5 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, the Ancillary Agreement, together with all exhibits and schedules hereto and thereto (including the Disclosure Schedule), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         11.6 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.7 EXPENSES. Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

         11.8 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         11.9 PUBLICITY. Except as may be required by applicable Securities Law, neither Buyer nor Seller shall issue any press release or make any public statement regarding the transactions contemplated hereby, without prior written approval of the other party, which approval will not be unreasonably withheld or delayed. Buyer and Seller may, at their discretion, issue or make an appropriate press release or public announcement after the Closing.

         11.10 CUMULATIVE REMEDIES. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         11.11 SERVICE OF PROCESS, CONSENT TO JURISDICTION.

               (a) SERVICE OF PROCESS. Each party hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under New York law.

               (b) CONSENT AND JURISDICTION. Each party hereto irrevocably and unconditionally (1) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the United States District Court for the District in which Seller is currently located; (2) consents to the jurisdiction or any such court in any such suit, action or proceeding; and (3) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any such court.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.


BIO-RAD LABORATORIES, INC.



By    /s/ Sanford Wadler
  --------------------------------------------
      Name: Sanford Wadler
      Its   Vice President and General Counsel



PROTEIN DATABASES, INC.



By    /s/ Stephen H. Blose
  --------------------------------------------
      Name: Stephen H. Blose
      Its   President and Chief Executive Officer